                                                                      Exhibit 11

                   SCIENTIFIC-ATLANTA, INC., AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)


                                                 THREE MONTHS ENDED                         THREE MONTHS ENDED
                                                 DECEMBER 26, 1997                          DECEMBER 27, 1996
                                         ------------------------------              -------------------------------
                                                              PER SHARE                                    PER SHARE
                                         EARNINGS    SHARES     AMOUNT               EARNINGS     SHARES     AMOUNT
                                         -------     ------   ---------              -------     ------    ---------
BASIC EARNINGS PER
COMMON SHARE
 Earnings from continuing operations
 available to common stockholders        $14,832     78,885     $0.19                 $13,752     77,205      $0.18

EFFECT OF DILUTIVE SECURITIES
 Options                                     --       1,264       --                      --       1,182        --
                                         -------     ------     -----                 -------     ------      -----

DILUTED EARNINGS PER
COMMON SHARE
 Earnings from continuing operations
 available to common stockholders
 and assumed conversions                 $14,832     80,149     $0.19                 $13,752     78,387      $0.18
                                         =======     ======     =====                 =======     ======      =====


                                                 SIX MONTHS ENDED                           SIX MONTHS ENDED
                                                 DECEMBER 26, 1997                          DECEMBER 27, 1996
                                         ------------------------------              -------------------------------
                                                              PER SHARE                                    PER SHARE
                                         EARNINGS    SHARES     AMOUNT               EARNINGS     SHARES     AMOUNT
                                         -------     ------   ---------              -------     ------    ---------
BASIC EARNINGS PER
COMMON SHARE
 Earnings from continuing operations
 available to common stockholders        $31,317     78,567     $0.40                $24,562      77,166      $0.32

EFFECT OF DILUTIVE SECURITIES
 Options                                     --       1,471       --                      --       1,083        --
                                         -------     ------     -----                 -------     ------      -----

DILUTED EARNINGS PER
COMMON SHARE
 Earnings from continuing operations
 available to common stockholders
 and assumed conversions                 $31,317     80,038     $0.40                 $24,562     78,249      $0.32
                                         =======     ======     =====                 =======     ======      =====

The following information pertains to options to purchase shares of common stock which were not included in the computation of Diluted Earnings per Common Share because the options' exercise price was greater than the average market price of the common shares:

                                    December 26, 1997  December 27, 1996
                                    -----------------  -----------------
Number of options outstanding              3,341             2,926

Weighted average exercise price          $22.371           $20.545